EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ATA Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG Huazhen LLP

Beijing China

May 9, 2018